Exhibit 77(q)(1)

                            FOR PILGRIM EQUITY TRUST
                                  on behalf of
                        Pilgrim MidCap Opportunities Fund


(a) Form of Amended By-laws is incorporated by reference to Post Effective Amendment No. 6 to the Registration Statement on Form N-1A as filed on March 1, 2001.

(e) Form of Investment Advisory Agreement between the Trust and ING Pilgrim Investments is incorporated by reference to Post Effective Amendment No. 6 to the Registration Statement on Form N-1A as filed on March 1, 2001.